CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A of The Shepherd Street Funds, Inc and to the use of our report dated October 18, 2000 on the financial statements and financial highlights of The Shepherd Street Equity Fund, a series of shares of The Shepherd Street Funds, Inc. Such financial statements and financial highlights appear in the 2000 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.


                                                      TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
JANUARY 12, 2001